Exhibit 10.1
TRICO SHIPPING AS HAS AMENDED THE RECORD DATE AND EXPIRATION DATE
under its
Solicitation of Consents and Waivers in Respect of all $400,000,000
Outstanding 11 7/8% Senior Secured Notes Due 2014
(CUSIP Nos. 89612BAA6 and R92856AA2)
          Trico Shipping AS hereby amends the terms set forth in the amended consent solicitation statement, dated as of November 24, 2010, pursuant to which we are soliciting consents from the Holders of our outstanding 11 7/8% Senior Secured Notes due 2014, which we refer to as the “Notes,” to (i) modify and/or waive certain provisions contained in the indenture pursuant to which the Notes were issued, dated as of October 30, 2009, among us, as issuer, the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (the “Trustee”) (as amended by the First Supplemental Indenture, dated as of June 25, 2010 and the Second Supplemental Indenture, dated as of September 21, 2010, referred to hereafter as the “Indenture”), and (ii) make certain other amendments, supplements and waivers to any of the covenants and related definitions in the Indenture or in other related agreements and documents reasonably necessary or appropriate to implement the foregoing, as follows:
1.	The term “Holders” is amended to mean those holders of record at the close of business on December 7, 2010, which we refer to as the “Record Date,” as reflected in the records of the Trustee.

2.	The Expiration Date is amended to mean 5:00 p.m., Eastern Time, on December 13, 2010.
          Holders may deliver their consents and waivers by means of the previously distributed Letter of Consent and Waiver which shall be deemed to reflect the foregoing amendments. Except as amended by the foregoing amendment, the solicitation of consents and waivers and related documentation are unchanged.
Solicitation Agent
Evercore Partners
55 East 52nd Street
New York, New York 10055
(212) 822-7584
December 7, 2010

SOLICITATION OF CONSENT AND WAIVER
Relating to the
$400,000,000 of 11 7/8% Senior Secured Notes Due 2014
CUSIP Nos. 89612BAA6 and R92856AA2
of
Trico Shipping AS
     In order to give its consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed letter of consent, and any other required document, to the Tabulation Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this consent solicitation statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the solicitation.
The Tabulation Agent and Information Agent for the solicitation is:
Deutsche Bank National Trust Company

By Regular Mail:	By Hand or Overnight Courier:

DB Services Americas, Inc	DB Services Americas, Inc
MS JCK01-0218	MS JCK01-0218
5022 Gate Parkway, Suite 200	5022 Gate Parkway, Suite 200
Jacksonville, FL 32256	Jacksonville, FL 32256
Attention: Security Holder Relations
By Facsimile (for Eligible Institutions only):
(615) 866-3889
For Information or Confirmation by Telephone:
1-800-735-7777, option 1
     Questions concerning the terms of the consent solicitation should be directed to the Solicitation Agent, Evercore Partners, at the following telephone number: (212) 822-7584.

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